UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 10, 2013
Date of Report (Date of earliest event reported)

PICO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	33-36383 (Commission File Number)	94-2723335 (IRS Employer Identification No.)

7979 Ivanhoe Avenue, Suite 300
La Jolla, California 92037
(Address of principal executive offices) (Zip Code)

(858) 389-3222
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On September 10, 2013, a wholly owned subsidiary of PICO Holdings, Inc., a California corporation (the “Company”), completed the disposition of all of the shares that it held of the capital stock of Spigit, Inc., a Delaware corporation (“Spigit”). As a result of previous investment transactions, Spigit had become a partially-owned indirect subsidiary of the Company, and recently (during 2013) met the tests for being a “significant subsidiary” under Item 1-02(w) of Regulation S-X. This disposition occurred upon the closing of a merger transaction, pursuant to which Spigit was acquired by Mindjet Corporation, a Delaware corporation (“Mindjet”). Other than with respect to the merger transaction, neither the Company nor any of its directors or officers or affiliates had any prior material relationship with Mindjet. Pursuant to the merger transaction, the wholly owned subsidiary of the Company that had held the shares of Spigit received shares of preferred stock and common stock of Mindjet.

Item 9.01 Financial Statements and Exhibits

Because Spigit's results of operations, cash flows and its assets and liabilities were not included in Company's consolidated financial statements as of December 31, 2012, the disposition of the shares of Spigit would not have any effect on the Company's consolidated financial statements as of and for the year ended December 31, 2012. As a result, there are no pro forma financial statements to present.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PICO HOLDINGS, INC.

Date: September 16, 2013	By: /s/ John T. Perri John T. Perri Vice President and Chief Accounting Officer